Exhibit 99.2

August 28, 2003

To:          Holders of 4.5% Series B Convertible

                Preferred Stock

                Re:          Dividend on 4.5% Series B Convertible Preferred Stock of

                                Manufacturers’ Services Limited (“Preferred Stock”)

Ladies and Gentlemen:

Pursuant to Section 3(b) of the Certificate of Designations of the Series B Preferred Stock (“Certificate”), Manufacturers’ Services Limited hereby provides written notice that it elects to pay the dividend on the Series B Preferred Stock due on September 30, 2003 in Manufacturers’ Services Limited Common Stock, reserving to itself such rights as may be available to it under the Certificate to rescind this election.

Very truly yours,

/s/ Sean Lannan

Sean Lannan
Vice President and Treasurer